Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No.333-08369-01, 333-108272, and 333-112329 of United Parcel Service, Inc. on Form S-3 and in Registration Statements No. 33-90792, 333-93213, 333-34054, 333-61112, 333-65096, 333-65606, and 333-70708 of United Parcel Service, Inc. on Form S-8 and in Registration Statements No. 333-72127, 333-24805, 333-23969, and 333-23971 of United Parcel Service of America, Inc. on Form S-8 of our reports dated March 1, 2007, relating to the consolidated financial statements of United Parcel Service, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in accounting for share-based payments to conform with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, and pensions and postretirement benefits to conform with Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans ( an amendment of FASB Statements No. 87, 88, 106, and 132 (R)”), and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 1, 2007